UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2023

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ryan Blust as Interim Chief Financial Officer

On July 21, 2023, Trulieve Cannabis Corp. (the “Company”) announced the departure of Tim Mullany as Chief Financial Officer, for personal reasons and effective July 20, 2023. Mr. Mullany did not receive any severance in connection with his departure and his departure is not based on any disagreement with the Company regarding accounting principles, practices or financial statement disclosures. The Company has retained the services of an executive recruitment firm to commence a search for a new chief financial officer. The Company has appointed Ryan Blust, the Company’s Vice President, Finance, as its interim Chief Financial Officer, effective immediately. There will be no increase in Mr. Blust’s compensation as a result of his serving as Interim Chief Financial Officer.

Mr. Blust has over 18 years accounting and finance experience. Mr. Blust joined the Company in September 2018 and has previously served twice as interim Chief Financial Officer for the Company. Prior to joining the Company, Mr. Blust served as the Controller at Vector Solutions, a software company. Mr. Blust also served as Chief Financial Officer for Honeycomb Company of America, an aerospace manufacturer, and as Assistant Controller for Marinemax, a retail boat company. He began his career in public accounting in 2004, serving with both Cherry Bekaert as well as Bobbitt, Pittinger & Company.

Mr. Blust previously entered into an employment agreement with the Company, dated September 29, 2021 (the “Blust Employment Agreement”), pursuant to which, he receives an annual base salary of $250,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at 40% and up to 80% of base salary based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee. Mr. Blust will also be eligible for equity award grants in a manner consistent with the Company’s practices for senior management and will also be entitled to participate in the Company’s employee benefits programs available to its employees generally. In addition, Mr. Blust will be entitled to participate in other benefits that are available to our executive officers on the same basis as all our employees generally, including group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023. The Blust Employment Agreement also includes provisions for separation payments and benefits upon certain types of termination of employment as well as standard confidentiality, non-competition, non-solicitation, non disparagement and intellectual property assignment provisions.

Except as set forth in the Blust Employment Agreement, (a) there are no arrangements or understandings between Mr. Blust and any other persons pursuant to which Mr. Blust was appointed, (b) there are no family relationships among any of the Company’s directors or executive officers and Mr. Blust, and (c) Mr. Blust has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(b) of Regulation S-K.

The foregoing descriptions of the Blust Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2023.

Item 7.01.	Regulation FD.

On July 21, 2023, the Company issued a press release announcing the appointment of Mr. Blust as interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by Trulieve Cannabis Corp. on July 21, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: July 21, 2023